EXHIBIT 10.1
SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 7th day of April, 2008

AMONG:

MAP V ACQUISITION, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 25 Highland Boulevard, Dix Hills, New York 11746
(“Map”)

AND:

VANITY HOLDING GROUP, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at The Empire State Building 350 Fifth Avenue, Suite 2204 New York, New York 10118 ("Vanity")

AND:

The shareholders of Vanity, each of whom are set forth on the signature page of this Agreement (the “Vanity Shareholders”)

WHEREAS:

A.            The Vanity Shareholders own 21,392,109 shares of common stock, $0.0001 par value, being 100% of the presently issued and outstanding Vanity Shares;

B.            Map was incorporated on November 22, 2006 and became an SEC reporting company on March 26, 2007;

C.            The respective Boards of Directors of Map and Vanity deem it advisable and in the best interests of Map and Vanity that Vanity become a wholly-owned subsidiary of Map (the “Acquisition”) pursuant to this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Vanity by Map pursuant to this Agreement;

(b)	“Acquisition Shares” means the 12,497,000 Map Common Shares to be issued to the Vanity Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Map, Vanity, and the Vanity Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than March 31, 2008;

(f)
“Map Accounts Payable and Liabilities” means all accounts payable and liabilities of Map, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Map pursuant to Map Financial Statements;

(g)	“Map Accounts Receivable” means all accounts receivable and other debts owing to Map, on a consolidated basis, as of December 31, 2007;

(h)
“Map Assets” means the undertaking and all the property and assets of the Map Business of every kind and description wheresoever situated including, without limitation, Map Equipment, Map Inventory, Map Material Contracts, Map Accounts Receivable, Map Cash, Map Intangible Assets and Map Goodwill, and all credit cards, charge cards and banking cards issued to Map;

(i)	“Map Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Map relating to the Map Business;

(j)	“Map Business” means all aspects of any business conducted by Map;

(k)	“Map Cash” means all cash on hand or on deposit to the credit of Map on the Closing Date;

(l)	“Map Common Shares” means the shares of common stock in the capital of Map;

(m)	“Map Debt to Related Parties” means the debts owed by Map to any affiliate, director or officer of Map;

(n)	“Map Equipment” means all machinery, equipment, furniture, and furnishings used in the Map Business;

(o)	“Map Financial Statements” means, collectively, the unaudited financial statements of Map for the period ended September 30, 2007;

(p)
“Map Goodwill” means the goodwill of the Map Business including the right to all corporate, operating and trade names associated with the Map Business, or any variations of such names as part of or in connection with the Map Business, all books and records and other information relating to the Map Business, all necessary licenses and authorizations and any other rights used in connection with the Map Business;

(q)	“Map Insurance Policies” means the public liability insurance and insurance against loss or damage to the Map Assets and the Map Business;

(r)
“Map Intangible Assets" means all of the intangible assets of Map, including, without limitation, Map Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Map and its subsidiaries;

(s)	“Map Inventory” means all inventory and supplies of the Map Business as of September 30, 2007;

(t)
“Map Material Contracts” means the burden and benefit of and the right, title and interest of Map in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Map or its subsidiaries are entitled whereunder Map are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(u)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Map and Vanity may mutually agree upon;

(v)
“Vanity Accounts Payable and Liabilities” means all accounts payable and liabilities of Vanity, due and owing or otherwise constituting a binding obligation of Vanity (other than a Vanity Material Contract) as set forth in the Vanity Financial Statements;

(w)	“Vanity Accounts Receivable” means all accounts receivable and other debts owing to Vanity, as set forth in the Vanity Financial Statements;

(x)
“Vanity Assets“ means the undertaking and all the property and assets of the Vanity Business of every kind and description wheresoever situated including, without limitation, Vanity Equipment, Vanity Inventory, Vanity Material Contracts, Vanity Accounts Receivable, Vanity Cash, Vanity Intangible Assets and Vanity Goodwill, and all credit cards, charge cards and banking cards issued to Vanity;

(y)	“Vanity Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Vanity or relating to the Vanity Business;

(z)	“Vanity Business” means all aspects of the business conducted by Vanity;

(aa)	“Vanity Cash” means all cash on hand or on deposit to the credit of Vanity on the Closing Date;

(bb)
“Vanity Debt to Related Parties” means the debts owed by Vanity and its subsidiaries to the Vanity Shareholders or to any family member thereof, or to any affiliate, director or officer of Vanity or the Vanity Shareholders as set forth in the Vanity Financial Statements;

(cc)	“Vanity Equipment” means all machinery, equipment, furniture, and furnishings used in the Vanity Business, including, without limitation, as set forth in the Vanity Financial Statements;

(dd)
“Vanity Financial Statements” means collectively, the unaudited financial statements of Vanity for the two fiscal years ended December 31, 2005 and December 31, 2006, true copies of which are attached as Schedule “B” hereto;

(ee)
“Vanity Goodwill” means the goodwill of the Vanity Business together with the exclusive right of Map to represent itself as carrying on the Vanity Business in succession of Vanity subject to the terms hereof, and the right to use any words indicating that the Vanity Business is so carried on including the right to use the name "Vanity” or “Vanity International" or any variation thereof as part of the name of or in connection with the Vanity Business or any part thereof carried on or to be carried on by Vanity, the right to all corporate, operating and trade names associated with the Vanity Business, or any variations of such names as part of or in connection with the Vanity Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Vanity Business, all necessary licenses and authorizations and any other rights used in connection with the Vanity Business;

(ff)
“Vanity Intangible Assets” means all of the intangible assets of Vanity, including, without limitation, Vanity Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Vanity and its subsidiaries;

(gg)	“Vanity Inventory” means all inventory and supplies of the Vanity Business;

(hh)
“Vanity Material Contracts” means the burden and benefit of and the right, title and interest of Vanity in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Vanity is entitled in connection with the Vanity Business whereunder Vanity is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ii)
“Vanity Related Party Debts” means the debts owed by the Vanity Shareholders or by any family member thereof, or by any affiliate, director or officer of Vanity or the Vanity Shareholders, to Vanity as described in the Vanity Financial Statements;

(jj)	“Vanity Shares” means all of the issued and outstanding shares of Vanity's equity stock;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Map

Schedule “A” Map Financial Statements

Information concerning Vanity

Schedule “B” Vanity Financial Statements

Severability of Clauses

1.4            If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1           The Vanity Shareholders hereby agree to sell to Map the Vanity Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Map on the Closing Date a 100% undivided interest in and to the Vanity Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2           The Acquisition Shares shall be allocated to the Vanity Shareholders on the basis of 0.5842 Acquisition Shares for each one Vanity Share held by a Vanity Shareholders.

Adherence with Applicable Securities Laws

2.2           The Vanity Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Map;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Map an opinion of counsel to that effect or such other written opinion as may be reasonably required by Map.

The Vanity Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MAP

Representations and Warranties

3.1           Map hereby represents and warrants in all material respects to Vanity and the Vanity Shareholders, with the intent that Vanity and the Vanity Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Map - Corporate Status and Capacity

(a)
Incorporation. Map is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Map conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business.  The nature of the Map Business does not require Map to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Map has the corporate power, capacity and authority to own the Map Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Map is required to file current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934.  At present, there is no trading market for Map;

Map - Capitalization

(e)
Authorized Capital. The authorized capital of Map consists of 85,000,000 shares of capital stock, divided into two classes: (i) 75,000,000 designated as common stock, par value $0.0001, of which 2,500,000 shares of Common Stock are validly issued and outstanding, fully paid and non-assessable; and (ii) 10,000,000 shares designated as preferred stock at $0.0001 par value, of which none are issued and outstanding.

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Map Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Map;

Map - Records and Financial Statements

(g)	Charter Documents. The charter documents of Map and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Map;

(h)
Corporate Minute Books. The corporate minute books of Map and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Map which required director or shareholder approval are reflected on the corporate minute books of Map and its subsidiaries. Map is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Map Financial Statements. The Map Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Map, and the sales and earnings of the Map Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Map Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Map which are not reflected in the Map Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Map Financial Statements, and Map has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(k)
Map Accounts Receivable. All the Map Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Map, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Map as of September 30, 2007, are described in Schedule “A” hereto;

(l)
No Debt to Related Parties. Map will not, and on the Closing will not be, indebted to any affiliate, director or officer of Map except accounts payable on account of bona fide business transactions of Map incurred in normal course of the Map Business, including employment agreements, none of which are more than 30 days in arrears;

(m)
No Related Party Debt to Map. No director or officer or affiliate of Map is now indebted to or under any financial obligation to Map or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Map have been made, declared or authorized since the date of Map Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the Map Financial Statements to or on behalf of officers, directors, shareholders or employees of Map or its subsidiaries or under any management agreements with Map or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Map;

(q)	No Adverse Events. Since the date of the Map Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Map, its liabilities or the Map Assets or any damage, loss or other change in circumstances materially affecting Map, the Map Business or the Map Assets or Map’ right to carry on the Map Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Map, the Map Business or the Map Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Map to any of Map’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Map Business has been and continues to be carried on in the ordinary course,

(v)	Map has not waived or surrendered any right of material value,

(vi)	Map has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Map - Income Tax Matters

(r)
Tax Returns. All tax returns and reports of Map required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Map and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Map or its subsidiaries.  Map is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Map - Applicable Laws and Legal Matters

(t)
Licenses. Map and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Map Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Map Business;

(u)
Applicable Laws. Map has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Map Business, and Map is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Map Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Map, the Map Business, or any of the Map Assets nor does Map have any knowledge of any deliberate act or omission of Map or its subsidiaries that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. Map has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Map and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Map;

(x)
Labor Matters. Map is not a party to any collective agreement relating to the Map Business with any labor union or other association of employees and no part of the Map Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Map, has made any attempt in that regard;

(y)
Finder's Fees. Map is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Map;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of Map or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Map is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Map Material Contracts, or any right or rights enjoyed by Map,

(iii)	result in any alteration of Map’ obligations under any agreement to which Map is a party including, without limitation, the Map Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Map Assets,

(v)	result in the imposition of any tax liability to Map relating to the Map Assets, or

(vi)	violate any court order or decree to which either Map is subject;

The Map Assets - Ownership and Condition

(bb)
Business Assets. The Map Assets comprise all of the property and assets of the Map Business, and no other person, firm or corporation owns any assets used by Map in operating the Map Business, whether under a lease, rental agreement or other arrangement;

(cc)	Title. Map is the legal and beneficial owner of the Map Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Map Assets;

(ee)	Map Insurance Policies. Map maintains the public liability insurance and insurance against loss or damage to the Map Assets and the Map Business;

(ff)
No Default. There has not been any default in any material obligation of Map or any other party to be performed under any of the Map Material Contracts, each of which is in good standing and in full force and effect and unamended, and Map is not aware of any default in the obligations of any other party to any of the Map Material Contracts;

(gg)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Map. Map is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Map Assets - Map Equipment

(hh)	Map Equipment. The Map Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Map Assets - Map Goodwill and Other Assets

(ii)
Map Goodwill. Map does not carry on the Map Business under any other business or trade names. Map does not have any knowledge of any infringement by Map of any patent, trademarks, copyright or trade secret;

The Map Business

(jj)	Maintenance of Business. Since the date of the Map Financial Statements, Map has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(kk)	Subsidiaries. Map does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Map - Acquisition Shares

(ll)
Acquisition Shares. The Acquisition Shares when delivered to the Vanity Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Map, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of Map contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Vanity or the Vanity Shareholders, the representations and warranties of Map shall survive the Closing.

Indemnity

3.3           Map agrees to indemnify and save harmless Vanity and the Vanity Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Map to defend any such claim), resulting from the failure to disclose the existence of any material liability or the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Map to Vanity or the Vanity Shareholders hereunder.

ARTICLE 4
COVENANTS OF MAP

Covenants

4.1           Map covenants and agrees with Vanity and the Vanity Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Map Business diligently and in the ordinary course consistent with the manner in which the Map Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Map Business and the Map Assets and, without limitation, preserve for Vanity Map’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Vanity, the Vanity Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Map, and furnish to Vanity, the Vanity Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Map Assets notwithstanding the change in control of Vanity arising from the Acquisition.

Authorization

4.2           Map hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Map and its subsidiaries to release any and all information in their possession respecting Map and its subsidiaries to the Vanity Shareholders. Map shall promptly execute and deliver to the Vanity Shareholders any and all consents to the release of information and specific authorizations which the Vanity Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3           The covenants set forth in this Article shall survive the Closing for the benefit of Vanity and the Vanity Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE VANITY SHAREHOLDERS

Representations and Warranties

5.1           The Vanity Shareholders hereby jointly and severally represent and warrant in all material respects to Map, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Vanity - Company Status and Capacity

(a)
Formation. Vanity is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Vanity carries on the Vanity Business primarily in the State of New York and carries on material business activity in other jurisdiction. The nature of the Vanity Business does not require Vanity to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. Vanity has the legal power, capacity and authority to own Vanity Assets, to carry on the Business of Vanity and to enter into and complete this Agreement;

Vanity - Capitalization

(d)	Authorized Capital. The authorized capital of Vanity consists of 100,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value;

(e)
Ownership of Vanity Shares. The issued and outstanding shares of Vanity common stock will on Closing consist of 21,392,109 shares of common stock, $0.0001 par value, (being the Vanity Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Vanity Shareholders will be at Closing the registered and beneficial owners of the Vanity Shares. The Vanity Shares owned by the Vanity Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Vanity Shares held by the Vanity Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Vanity;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Vanity Shares contained in the charter documents of Vanity or under any agreement;

Vanity - Records and Financial Statements

(h)	Charter Documents. The charter documents of Vanity have not been altered since its formation date, except as filed in the record books of Vanity;

(i)
Minute Books. The minute books of Vanity are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Vanity which required director or shareholder approval are reflected on the corporate minute books of Vanity. Vanity is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)
Vanity Financial Statements. The Vanity Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Vanity as of the date thereof, and the sales and earnings of the Vanity Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
Vanity Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Vanity which are not reflected in the Vanity Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Vanity Financial Statements, and Vanity has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Vanity as of December 31, 2005 are described in the Vanity Financial Statements;

(l)
Vanity Accounts Receivable. All the Vanity Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Vanity Shareholders, any claim by the obligor for set-off or counterclaim.  Without limiting the generality of the foregoing, all accounts receivable of Vanity as of December 31, 2006, March 31, 2007 and June 30, 2006, are described in Schedule “B” hereto;

(m)
No Debt to Related Parties. Vanity is not and on Closing will not be, indebted to the Vanity Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Vanity or the Vanity Shareholders except accounts payable on account of bona fide business transactions of Vanity incurred in normal course of Vanity Business, including employment agreements with the Vanity Shareholders, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Vanity. No Vanity Shareholder nor any director, officer or affiliate of Vanity is now indebted to or under any financial obligation to Vanity on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Vanity have been made, declared or authorized since the date of the Vanity Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Vanity Financial Statements to or on behalf of the Vanity Shareholders or to or on behalf of officers, directors, shareholders or employees of Vanity or under any management agreements with Vanity, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Vanity, except as set forth in the Vanity Financial Statements;

(r)	No Adverse Events. Since June 30, 2007:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Vanity, its liabilities or the Vanity Assets or any damage, loss or other change in circumstances materially affecting Vanity, the Vanity Business or the Vanity Assets or Vanity’s right to carry on the Vanity Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Vanity, the Vanity Business or the Vanity Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Vanity to the Vanity Shareholders or to any of Vanity's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Vanity Business has been and continues to be carried on in the ordinary course,

(v)	Vanity has not waived or surrendered any right of material value,

(vi)	Vanity has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Vanity - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Vanity required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Vanity or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Vanity. Vanity is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Vanity - Applicable Laws and Legal Matters

(u)
Licenses. Vanity holds all licenses and permits as may be requisite for carrying on the Vanity Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Vanity Business;

(v)
Applicable Laws. Vanity has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Vanity Business, and, to the knowledge of the Vanity Shareholders, Vanity is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Vanity Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Vanity, the Vanity Business, or any of the Vanity Assets, nor do the Vanity Shareholders have any knowledge of any deliberate act or omission of Vanity that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Vanity has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Vanity and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Vanity;

(y)
Labor Matters. Vanity is not party to any collective agreement relating to the Vanity Business with any labor union or other association of employees and no part of the Vanity Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Vanity Shareholders, has made any attempt in that regard;

(z)
Finder's Fees. Vanity is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Vanity;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Vanity or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Vanity is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Vanity Material Contracts, or any right or rights enjoyed by Vanity,

(iii)	result in any alteration of Vanity's obligations under any agreement to which Vanity is a party including, without limitation, the Vanity Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Vanity Assets,

(v)	result in the imposition of any tax liability to Vanity relating to Vanity Assets or the Vanity Shares, or

(vi)	violate any court order or decree to which either Vanity is subject;

Vanity Assets - Ownership and Condition

(cc)
Business Assets. The Vanity Assets, comprise all of the property and assets of the Vanity Business, and neither the Vanity Shareholders nor any other person, firm or corporation owns any assets used by Vanity in operating the Vanity Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(dd)
Title. Vanity is the legal and beneficial owner of the Vanity Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Vanity Assets;

(ff)	Vanity Insurance Policies. Vanity maintains the public liability insurance and insurance against loss or damage to the Vanity Assets and the Vanity Business as described in Schedule “P” hereto;

(gg)	Vanity Material Contracts. The Vanity Material Contracts listed in Schedule “R” constitute all of the material contracts of Vanity;

(hh)
No Default. There has not been any default in any material obligation of Vanity or any other party to be performed under any of Vanity Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and Vanity is not aware of any default in the obligations of any other party to any of the Vanity Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Vanity.  Vanity is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Vanity Assets - Vanity Equipment

(jj)	Vanity Equipment. The Vanity Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Vanity Assets - Vanity Goodwill and Other Assets

(kk)
Vanity Goodwill. Vanity carries on the Vanity Business only under the name "Vanity Technologies, Inc." and variations thereof and under no other business or trade names. The Vanity Shareholders do not have any knowledge of any infringement by Vanity of any patent, trademark, copyright or trade secret;

The Business of Vanity

(ll)
Maintenance of Business. Since the date of the Vanity Financial Statements, the Vanity Business has been carried on in the ordinary course and Vanity has not entered into any material agreement or commitment except in the ordinary course; and

(mm)
Subsidiaries. Vanity does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Vanity does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of Vanity contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Map, the representations and warranties of Vanity shall survive the Closing.

ARTICLE 6
COVENANTS OF VANITY AND
THE VANITY SHAREHOLDERS

Covenants

6.1            Vanity and the Vanity Shareholders covenant and agree with Map that they will:

(a)
Conduct of Business. Until the Closing, conduct the Vanity Business diligently and in the ordinary course consistent with the manner in which the Vanity Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Vanity Business and the Vanity Assets and, without limitation, preserve for Map Vanity’s relationships with their suppliers, customers and others having business relations with them;

(c)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Vanity Assets, including the Vanity Material Contracts, notwithstanding the change in control of Vanity arising from the Acquisition;

Authorization

6.2           Vanity hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Vanity to release any and all information in their possession respecting Vanity to Map.  Vanity shall promptly execute and deliver to Map any and all consents to the release of information and specific authorizations which Map reasonably require to gain access to any and all such information.

Survival

6.3           The covenants set forth in this Article shall survive the Closing for the benefit of Map.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Map

7.1           Map’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Map hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Vanity or the Vanity Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the Vanity Shares held by the Vanity Shareholders and to the Vanity Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Vanity Shares shall be duly transferred to Map;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Vanity, its liabilities or the Vanity Assets or any damage, loss or other change in circumstances materially and adversely affecting Vanity, the Vanity Business or the Vanity Assets or Vanity's right to carry on the Vanity Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Vanity or the Vanity Business (whether or not covered by insurance) materially and adversely affecting Vanity, the Vanity Business or the Vanity Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Vanity;

(g)
on or prior to the Closing Date, Vanity and/or the Vanity Shareholders shall have acquired all of the ordinary shares held by Vanity Shareholders that are not participating in this Agreement so that Map shall acquire 100% of the presently issued and outstanding Vanity Shares; and

(h)	on or prior to the Closing Date, Vanity shall have delivered the Vanity Financial Statements.

Waiver by Map

7.2           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Map and any such condition may be waived in whole or in part by Map at or prior to the Closing by delivering to Vanity a written waiver to that effect signed by Map. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Map shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Vanity and the Vanity Shareholders

7.3           The obligations of Vanity and the Vanity Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Vanity hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Map at or prior to the Closing will have been complied with or performed;

(c)
Map will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Vanity at the Closing and the Acquisition Shares will be registered on the books of Map in the name of the holder of Vanity Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Map, its subsidiaries, their liabilities or the Map Assets or any damage, loss or other change in circumstances materially and adversely affecting Map, the Map Business or the Map Assets or Map’ right to carry on the Map Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Map or the Map Business (whether or not covered by insurance) materially and adversely affecting Map, its subsidiaries, the Map Business or the Map Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Map;

(i)	each of the directors and officers of Map shall have resigned as directors and/or officers of Map;

(j)
Steven Moskowitz shall have been appointed as the Chairman of the Board of the Board of Directors of Map and Michael Cohen, Ronald Fussman and Frank Lauzaskas shall be appointed as members of the Board of Directors.

Waiver by Vanity and the Vanity Shareholders

7.4           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Vanity and the Vanity Shareholders and any such condition may be waived in whole or in part by Vanity or the Vanity Shareholders at or prior to the Closing by delivering to Map a written waiver to that effect signed by Vanity and the Vanity Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Vanity and the Vanity Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5           The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6           Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before March 31, 2008 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Vanity and Map and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Map will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Map’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Vanity

8.1           If any material loss or damage to the Vanity Business occurs prior to Closing and such loss or damage, in Map's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Map shall, within two (2) days following any such loss or damage, by notice in writing to Vanity, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Map' obligations to carry out the transactions contemplated hereby, be vested in Vanity or otherwise adequately secured to the satisfaction of Map on or before the Closing Date.

Material Change in the Map Business

8.2           If any material loss or damage to the Map Business occurs prior to Closing and such loss or damage, in Vanity's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Vanity shall, within two (2) days following any such loss or damage, by notice in writing to Map, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Vanity's obligations to carry out the transactions contemplated hereby, be vested in Map or otherwise adequately secured to the satisfaction of Vanity on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1           The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Vanity

9.2           On or before the Closing, Vanity and the Vanity Shareholders will deliver or cause to be delivered to Map:

(a)
copies of the charter documents of Vanity, including amendments thereof, and all corporate records documents and instruments of Vanity, the corporate seal of Vanity and all books and accounts of Vanity;

(b)	certified copies of such resolutions and minutes of the shareholders and directors of Vanity as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Vanity and the Vanity Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(d)	the certificates or other evidence of ownership of the Vanity Shares, together with such other documents or instruments required to effect transfer of ownership of the Vanity Shares to Map; and

(e)	such other documents as Map may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Map

9.3           On or before the Closing, Map shall deliver or cause to be delivered to Vanity and the Vanity Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Vanity Common Stock;

(b)	certified copies of such resolutions of the directors of Map as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Map dated as of the Closing Date appointing the nominees of Vanity as officers of Vanity and appointing the nominee of the Vanity Shareholders to the board of directors of Map;

(d)	resignations of all of the officers and directors of Map as of the Closing Date;

(e)	an acknowledgement from Map of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	certificate or incorporation and good standing certificate of Map; and

(g)	such other documents as Vanity may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Map, Vanity and the Vanity Shareholders, as the case may be, agree to use all their best efforts to:

(a)	change the name of Map to “Vanity Events Holding, Inc.” of such other name as determined by the Board of Directors of Map.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1         The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2         Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3         The address for service of notice of each of the parties hereto is as follows:

(a)	Map:

c/o Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Attention: Jeffrey Fessler, Esq.

(b)	Vanity or the Vanity Shareholders:

The Empire State Building
350 Fifth Avenue, Suite 2204
New York, New York 10118
Attention: Steven Moskowitz
Telephone no. 917-685-4958
Facsimile no.  718-979-5675

Change of Address

11.4         Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5         Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6         Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7         The provisions contained herein constitute the entire agreement among Vanity, the Vanity Shareholders and Map respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Vanity, the Vanity Shareholders and Map with respect to the subject matter hereof.

Enurement

11.8         This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9         This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10       This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11       This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MAP V ACQUISITION, INC.

By:_ _________________________
Name: Stephen Moskowitz
Title: Chief Executive Officer

VANITY EVENTS, INC.

By:_ _________________________
Name: Stephen Moskowitz
Title: Chief Executive Officer

SHAREHOLDERS OF VANITY EVENTS, INC.

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